AGREEMENT AND PLAN OF MERGER


          THIS AGREEMENT AND PLAN OF MERGER ("Plan") is made this 23rd day of November, 1999, among Millennium Plastics Corporation, a Nevada corporation ("Millennium"); Graduated Plastics, Inc., a Nevada corporation, ("Graduated Plastics") and its shareholders ("Shareholders").

          Millennium wishes to acquire one hundred percent (100%) of the issued and outstanding stock of Graduated Plastics for and in exchange for stock of Millennium, in a stock for stock transaction intending to qualify as a tax-free exchange pursuant to 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. The parties intend for this Plan to represent the terms and conditions of such tax-free reorganization, which Plan the parties hereby adopt.

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, IT IS AGREED:

                           Section 1

                       Terms of Exchange

          1.1 Number of Shares. Upon the execution hereof, the holders of all the issued and outstanding stock of Graduated Plastics agree to assign, transfer, and deliver to Millennium, free and clear of all liens, pledges, encumbrances, charges or known claims of any kind, nature or description, all of their shares of Graduated Plastics stock, and Millennium agrees to acquire such shares on the date thereof, or as soon as practicable thereafter, by issuing and delivering in exchange therefore solely common shares of Millennium's stock, par value $.001, in the aggregate of 6,750,000 restricted common shares. Subsequent to the date hereof, the Shareholders shall, upon the surrender to Millennium of the Graduated Plastics certificates representing their respective beneficial and record ownership of one hundred percent (100%) of the issued and outstanding shares of Graduated Plastics or as soon as practicable thereafter, and further provided an exemption from the registration provisions of Section 5 of the Securities Act of 1933 is available for the issuance thereof, the Shareholders shall be entitled to receive a certificate(s) evidencing shares of the exchanged Millennium stock as provided for herein. Upon the consummation of the transaction contemplated herein, Millennium shall merge with Graduated Plastics and become the surviving corporation.

          1.2 Agreement of Majority Shareholder. It is further understood that in addition to the shares being distributed in Section 1.1, upon the execution of this Plan, VIP Worldnet, Inc. (the majority shareholder of Millennium) has agreed as part of the Plan, to transfer and deliver 8,000,000 restricted common shares of Millennium to SCAC Holdings, Inc., as further consideration pursuant to this Plan. The 8,000,000 common shares of Millenium are are free and clear of all liens, pledges, encumbrances, charges or known claims of any kind, nature or description.

          1.3 Anti-Dilution. For all relevant purposes of this Plan, the number of Millennium shares to be issued and delivered pursuant to this Plan shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in Millennium common stock, which may occur between the date of the execution of this Plan and the date of the delivery of such shares.

          1.4 Delivery of Certificates. The Shareholders shall transfer to Millennium at the closing provided for in Section 2 (the "Closing") the shares of common stock of Graduated Plastics listed opposite their respective names on Exhibit A hereto (the "Graduated Plastics shares") in exchange for shares of the common stock of Millennium as outlined above in
Section 1.1 and 1.2 hereof (the "Millennium Stock"). All of such shares of Millennium stock shall be issued at the closing to the Shareholders, in the numbers shown opposite their respective names in Exhibit "A." The transfer of Graduated Plastics shares by the Shareholders shall be effected by the delivery to Millennium at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank, with all signatures guaranteed by a national bank and with all necessary transfer taxes and other revenue stamps affixed and acquired at the Shareholders' expense.

          1.5 Further Assurances. Subsequent to the execution hereof, and from time to time thereafter, the Shareholders shall execute such additional instruments and take such other action as Millennium may request in order to more effectively sell, transfer and assign clear title and ownership in the Graduated Plastics shares to Millennium.

                           Section 2

                            Closing

          2.1 Closing. The Closing contemplated by Section 1.3 shall be held on or before November 23, 1999 or at such other time or place as may be mutually agreed upon in writing by the parties. The Closing may also be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives. In any event, the closing of the transactions contemplated by this Plan shall be effected as soon as practicable after all of the conditions contained herein have been satisfied.

          2.2 Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged, and delivered) any agreements, resolutions, rulings, or other instruments required by this Plan to be so delivered at or prior to Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transaction contemplated hereby. At the Closing, the current officers and directors of Millennium shall submit their resignations and appoint the following officers and directors:

Paul T. Branagan         President, Secretary/Treasurer and Director
William E. Lennon        Vice President of Product Development and Director

James L. Arnold          Vice President of Operations and Director
Peter J. Hurley          Director
Donato Grieco            Director

                           Section 3

    Representations, Warranties and Covenants of Millennium

          Millennium represents and warrants to, and covenants with, the Shareholders and Graduated Plastics as follows:

          3.1 Corporate Status. Millennium is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Millennium has full corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business on all material respects as it is now being conducted, and there is no jurisdiction in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification. Included in the Millennium schedules (defined below) are complete and correct copies of its Articles of Incorporation and Bylaws as in effect on the date hereof. The execution and delivery of this Plan does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Millennium's Articles of Incorporation or Bylaws. Millennium has taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise, to authorize the execution and delivery of this Plan.

          3.2 Capitalization. The authorized capital stock of Millennium as of the date hereof consists of 50,000,000 common shares, par value
$.001. As of the date hereof there are 17,100,000 common shares of Millennium issued and outstanding. The common shares of Millennium issued and outstanding are fully paid, non-assessable shares. There are no outstanding options, warrants, obligations convertible into shares of stock, or calls or any understanding, agreements, commitments, contracts or promises with respect to the issuance of Millennium's common stock or with regard to any options, warrants or other contractual rights to acquire any of Millennium's authorized but unissued common shares.

          3.3  Financial Statements.

               (a) Millennium hereby warrants and covenants to Graduated Plastics that the financial statements fairly and accurately represent the financial condition of Millennium and that no material change has occurred in the financial condition of Millennium.

               (b) Millennium hereby warrants and represents that the financial statements for the periods set forth in subparagraph (a), supra, fairly and accurately represent the financial condition of Millennium as submitted heretofore to Graduated Plastics for examination and review.

          3.4 Conduct of Business. Millennium is a development stage company and has not been engaged in any operational activities prior to the date hereof.

          3.5 Options, Warrants and Rights. Millennium has no options, warrants or stock appreciation rights related to the authorized but unissued Millennium common stock. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued Millennium common stock, except options, warrants, calls, or commitments, if any, to which Millennium is not a party and by which it is not bound.

          3.6 Title to Property. Millennium has good and marketable title to all of its properties and assets, real and personal, proprietary or otherwise, as will be reflected in the balance sheets of Millennium, and the properties and assets of Millennium are subject to no mortgage, pledge, lien or encumbrance, unless as otherwise disclosed in its financial statements.

          3.7 Litigation. There are no material actions, suits, or proceedings, pending, or, to the best knowledge of Millennium, threatened by or against or effecting Millennium at law or in equity, or before any governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind; Millennium does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, warrant, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

          3.8 Books and Records. From the date hereof, and for any reasonable period subsequent thereto, Millennium and its present management will (i) give to the Shareholders and Graduated Plastics, or their duly authorized representatives, full access, during normal business hours, to all of its books, records, contracts and other corporate documents and properties so that the Shareholders and Graduated Plastics, or their duly authorized representatives, may inspect them; and (ii) furnish such information concerning the properties and affairs of Millennium as the Shareholders and Graduated Plastics, or their duly authorized representatives, may reasonably request. Any such request to inspect Millennium's books shall be directed to Millennium's counsel, Daniel W. Jackson, at the address set forth herein under Section 10.4 Notices.

          3.9 Confidentiality. Until the Closing (and thereafter if there is no Closing), Millennium and its representatives will keep confidential any information which they obtain from the Shareholders or from Graduated Plastics concerning its properties, assets and the proposed business operations of Graduated Plastics. If the terms and conditions of this Plan imposed on the parties hereto are not consummated on or before 5:00 p.m. MST on November 23, 1999 or otherwise waived or extended in writing to a date mutually agreeable to the parties hereto, Millennium will return to Graduated Plastics all written matter with regard to Graduated Plastics obtained in connection with the negotiations or consummation of this Plan.

          3.10 Conflict with Other Instruments. The transactions contemplated by this Plan will not result in the breach of any term or provision of, or constitute a default under any indenture, mortgage, deed of trust, or other material agreements or instrument to which Millennium was or is a party, or to which any of its assets or operations are subject, and will not conflict with any provision of the Articles of Incorporation or Bylaws of Millennium.

          3.11 Corporate Authority. Millennium has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder and will deliver to the Shareholders and Graduated Plastics, or their respective representatives, at the Closing, a certified copy of resolutions of its Board of Directors authorizing execution of this Plan by its officers and performance thereunder.

          3.12 Consent of Shareholders. Millennium hereby warrants and represents that the shareholders of Millennium, being the owners of a majority of the issued and outstanding stock of the Corporation consented in writing to the authorization to execute this Agreement and Plan of Merger as between Millennium and Graduated Plastics pursuant to a stock-for-stock transaction in which Millennium would acquire one hundred percent of the issued and outstanding shares of Graduated Plastics in exchange for the issuance of a total of 6,750,000 common shares of Millennium and thereby Graduated Plastics shall merge with and into Millennium.

          3.13 Special Covenants and Representations Regarding the Exchanged Millennium Stock. The consummation of this Plan and the transactions herein contemplated include the issuance of the exchanged Millennium shares to the Shareholders, which constitutes an offer and sale of securities under the Securities Act of 1933, as amended, and applicable states' securities laws. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus requirements of such statutes which depend interlace on the circumstances under which the Shareholders acquire such securities. In connection with the reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, Shareholders shall cause to be delivered to Millennium a Letter(s) of Investment Intent in the form attached hereto as Exhibit B and incorporated herein by reference.

          3.14 Undisclosed or Contingent Liabilities. Millennium hereby represents and warrants that it has no undisclosed or contingent liabilities which have not been disclosed to Graduated Plastics in writing or in this Agreement or in any exhibit attached hereto.

          3.15   Information.   The information concerning  Millennium  set
forth in this Plan, and the Millennium schedules attached hereto, are complete and accurate in all material respects and do not contain, or will not contain, when delivered, any untrue statement or a material fact or omit to state a material fact the omission of which would be misleading to Graduated Plastics in connection with this Plan.

          3.16 Title and Related Matters. Millennium has good and marketable title to all of its properties, interests in properties, and assets, real and personal, which are reflected, or will be reflected, in the Millennium balance sheets, free and clear of any and all liens and encumbrances.

          3.17 Contracts or Agreements. Millennium is not bound by any material contracts, agreements or obligations which it has not already disclosed to Graduated Plastics in writing or in this Agreement or in any Exhibit attached hereto.

          3.18 Governmental Authorizations. Millennium has all licenses, franchises, permits and other government authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof.

          3.19 Compliance with Laws and Regulations. Millennium has complied with all applicable statutes and regulations of any federal, state, or other applicable jurisdiction or agency thereof, except to the extent that noncompliance would not materially and adversely effect the business, operations, properties, assets, or condition of Millennium or except to the extent that noncompliance would not result in the occurrence of any material liability, not otherwise disclosed to Graduated Plastics.

          3.20 Approval of Plan. The Board of Directors of Millennium has authorized the execution and delivery of this Plan by Millennium and have approved the Plan and the transactions contemplated hereby. Millennium has full power, authority, and legal right to enter into this Plan and to consummate the transactions contemplated hereby.

          3.21 Investment Intent. Millennium is acquiring the Graduated Plastics shares to be transferred to it under this Plan for the purpose of merging with Graduated Plastics and not with a view to the sale or distribution thereof, and Millennium shall cancel the Graduated Plastics shares upon the completion of the merger.

          3.22 Unregistered Shares and Access to Information. Millennium understands that the offer and sale of the Graduated Plastics shares have not been registered with or reviewed by the Securities and Exchange Commission under the Securities Act of 1933, as amended, or with or by any state securities law administrator, and no federal, state securities law administrator has reviewed or approved any disclosure or other material concerning Graduated Plastics or the Graduated Plastics shares. Millennium has been provided with and reviewed all information concerning Graduated Plastics, the Graduated Plastics shares as it has considered necessary or appropriate as a prudent and knowledgeable investor to enable it to make an informed investment decision concerning the Graduated Plastics shares. Millennium has made an investigation as to the merits and risks of its acquisition of the Graduated Plastics Shares and has had the opportunity to ask questions of, and has received satisfactory answers from, the officers and directors of Graduated Plastics concerning Graduated Plastics, the Graduated Plastics shares and related matters, and has had an opportunity to obtain additional information necessary to verify the accuracy of such information and to evaluate the merits and risks of the proposed acquisition of the Graduated Plastics shares.

          3.23 Obligations. Millennium has no outstanding obligations to any of its employees or consultants.

          3.24 Millennium Schedules. Millennium has delivered to Graduated Plastics the following items listed below, hereafter referred to as the "Millennium Schedules", which are hereby incorporated by reference and made a part hereof. A certification executed by a duly authorized officer of Millennium on or about the date of the Plan will be executed to certify that the Millennium Schedules are true and correct.

               (a) Copy of Articles of Incorporation and Bylaws, as amended;

               (b)  Financial statements;

               (c)  Shareholder list;

               (d)  Resolutions of Directors approving Plan;

               (e)  Consent of Shareholders approving Plan;

               (f)        Officers'  Certificate as required under  Section
6.2 of the Plan;

               (g)        Opinion of counsel as required under Section  6.4
of the Plan;

               (h)       Certificate of Good Standing;

                           Section 4

Representations, Warranties and Covenants of Graduated Plastics

          Graduated Plastics represents and warrants to, and covenants with, the Shareholders and Millennium as follows:

          4.1 Corporate Status. Graduated Plastics is a corporation duly organized, validly existing and in under the laws of Nevada, incorporated on August 2, 1999. Graduated Plastics has full corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business on all material respects as it is now being conducted, and there is no jurisdiction in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification. Included in the Graduated Plastics schedules (defined below) are complete and correct copies of its Articles of Incorporation and Bylaws as in effect on the date hereof. The execution and delivery of this Plan does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Graduated Plastics's Articles of Incorporation or Bylaws. Graduated Plastics has taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise, to authorize the execution and delivery of this Plan.

          4.2 Capitalization. The authorized capital stock of Graduated Plastics as of the date hereof consists of 25,000,000 common shares, par value $.001 and 10,000,000 preferred shares, par value $.001. As of the date hereof there are 2,750,000 common shares of Graduated Plastics issued and outstanding. The foregoing shares are fully paid, non-assessable shares. There are no preferred shares issued and outstanding.

          4.3 Conduct of Business. Graduated Plastics will use its best efforts to maintain and preserve its business organization, employee relationships and goodwill intact, and will not, without the prior written consent of Millennium, enter into any material commitments from the date of execution of the Plan and through the closing of the Plan.

          Graduated Plastics agrees that Graduated Plastics will conduct itself in the following manner pending the Closing:

               (a) Certificate of Incorporation and Bylaws. No change will be made in the Certificate of Incorporation or Bylaws of Graduated Plastics.
               (b) Capitalization, etc. Graduated Plastics will not make any change in its authorized or issued shares of any class, declare or pay any dividend or other distribution, or issue, encumber, purchase or otherwise acquire any of its shares of any class.

          4.4    Title  to  Property.   Graduated  Plastics  has  good  and
marketable title to all of its properties and assets, real and personal, proprietary or otherwise, as will be reflected in the balance sheets of Graduated Plastics, and the properties and assets of Graduated Plastics are subject to no mortgage, pledge, lien or encumbrance, unless as otherwise disclosed in its financial statements.

          4.5 Litigation. There are no material actions, suits, or proceedings, pending, or, to the best knowledge of Graduated Plastics, threatened by or against or effecting Graduated Plastics at law or in equity, or before any governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind; Graduated Plastics does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, warrant, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

          4.6 Books and Records. From the date hereof, and for any reasonable period subsequent thereto, Graduated Plastics and its present management will (i) give to Millennium, or their duly authorized representatives, full access, during normal business hours, to all of its books, records, contracts and other corporate documents and properties so that Millennium, or their duly authorized representatives, may inspect them; and (ii) furnish such information concerning the properties and affairs of Graduated Plastics as the Shareholders and Graduated Plastics, or their duly authorized representatives, may reasonably request. Any such request to inspect Graduated Plastics's books shall be directed to Graduated Plastics's representative, at the address set forth herein under
Section 10.4 Notices.

          4.7 Confidentiality. Until the Closing (and thereafter if there is no Closing), Graduated Plastics and its representatives will keep confidential any information which they obtain from the Shareholders or from Graduated Plastics concerning its properties, assets and the proposed business operations of Graduated Plastics. If the terms and conditions of this Plan imposed on the parties hereto are not consummated on or before 5:00 p.m. MST on November 23, 1999, or otherwise waived or extended in writing to a date mutually agreeable to the parties hereto, Graduated Plastics will return to Millennium all written matter with regard to Millennium obtained in connection with the negotiations or consummation of this Plan.

          4.8 Investment Intent. The Shareholders represent and covenant that they are acquiring the unregistered and restricted common shares of Millennium to be delivered to them under this Plan for investment purposes and not with a view to the subsequent sale or distribution thereof, and as agreed, supra, the Shareholders, their successors and assigns agree to execute and deliver to Millennium on the date of Closing or no later than the date on which the restricted shares are issued and delivered to the Shareholders, their assigns, or designees, an Investment Letter similar in form to that attached hereto as Exhibit B.


          4.9 Unregistered Shares and Access to Information. Graduated Plastics and the Shareholders understand that the offer and sale of Millennium shares to be exchanged for the Graduated Plastics shares have not been registered with or reviewed by the securities and Exchange Commission under the Securities Act of 1933, as amended, or with or by any state securities law administrator, and no federal or state securities law administrator has reviewed or approved any disclosure or other material facts concerning Millennium or Millennium stock. Graduated Plastics and the Shareholders have been provided with and reviewed all information concerning Millennium and Millennium shares, to be exchanged for the Graduated Plastics shares as they have considered necessary or appropriate as prudent and knowledgeable investors to enable them to make informed investment decisions concerning the Millennium shares, to be exchanged for the Graduated Plastics shares. Graduated Plastics and the Shareholders have made an investigation as to the merits and risks of their acquisition of the Millennium shares, to be exchanged for the Graduated Plastics shares and have had the opportunity to ask questions of, and have received satisfactory answers from, the officers and directors of Millennium concerning Millennium shares to be exchanged for the Graduated Plastics shares and related matters, and have had an opportunity to obtain additional information necessary to verify the accuracy of such information and to evaluate the merits and risks of the proposed acquisition of the Millennium shares to be exchanged for the Graduated Plastics shares.

          4.10 Title to Shares. The Shareholders are the beneficial and record owners, free and clear of any liens and encumbrances, of whatever kind or nature, of all of the shares of Graduated Plastics of whatever class or series, which the Shareholders have contracted to exchange.

          4.11 Contracts. Graduated Plastics is not a party to any material oral or written (i) contract for employment of any officer which is not terminable on 30 days (or less) notice; (ii) profit sharing, bonus, deferred compensation, severance, or any other retirement plan of arrangement covered by Title IV of the Employee Retirement Income Security

Act, as amended, or otherwise covered; (iii) agreement providing for the sale, assignment or transfer of any of its rights, assets or properties, whether tangible or intangible, except sales of its property in the ordinary course of business with a value of less than $2,000; or (iv) waiver of any right of any value which in the aggregate is extraordinary or material concerning the assets or properties scheduled by Graduated Plastics, except for adequate value and pursuant to contract. Graduated Plastics has not entered into any material transaction which is not listed in the Graduated Plastics Schedules or reflected in the Graduated Plastics financial statements.

          4.12 Material Contract Defaults. Graduated Plastics is not in default in any material respect under the terms of any contract, agreement, lease or other commitment which is material to the business, operations, properties or assets, or condition of Graduated Plastics, and there is no event of default or event which, with notice of lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Graduated Plastics has not taken adequate steps to prevent such default from occurring, or otherwise compromised, reached a satisfaction of, or provided for extensions of time in which to perform under any one or more contract obligations.

          4.13 Conflict with Other Instruments. The consummation of the within transactions will not result in the breach of any term or provision of, or constitute a default under any indenture, mortgage, deed of trust, or other material agreement or instrument to which Graduated Plastics was or is a party, or to which any of its assets or operations are subject, and will not conflict with any provision of the Articles of Incorporation or Bylaws of Graduated Plastics.

          4.14 Governmental Authorizations. Graduated Plastics is in good standing in the State of Nevada. Except for compliance with federal and state securities laws, no authorization, approval, consent or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Graduated Plastics of this Plan and the consummation by Graduated Plastics of the transactions contemplated hereby.

          4.15 Compliance with Laws and Regulations. Graduated Plastics has complied with all applicable statutes and regulations of any federal, state, or other applicable jurisdiction or agency thereof, except to the extent that noncompliance would not materially and adversely effect the business, operations, properties, assets, or condition of Graduated Plastics or except to the extent that noncompliance would not result in the occurrence of any material liability, not otherwise disclosed to Millennium.

          4.16 Approval of Plan. The Board of Directors of Graduated Plastics have authorized the execution and delivery of this Plan by Graduated Plastics and have approved the Plan and the transactions contemplated hereby. Graduated Plastics has full power, authority, and legal right to enter into this Plan and to consummate the transactions contemplated hereby.

          4.17 Information. The information concerning Graduated Plastics set forth in this Plan, and the Graduated Plastics Schedules attached hereto, are complete and accurate in all material respects and do not contain, or will not contain, when delivered, any untrue statement or a material fact or omit to state a material fact the omission of which would be misleading to Millennium in connection with this Plan.

          4.18 Graduated Plastics Schedules. Graduated Plastics has delivered to Millennium the following items listed below, hereafter referred to as the "Graduated Plastics Schedules", which is hereby incorporated by reference and made a part hereof. A certification executed by a duly authorized officer of Graduated Plastics on or about the date within the Plan is executed to certify that the Graduated Plastics Schedules are true and correct.

               (a)  Copy of Articles of Incorporation and Bylaws;

               (b)  Financial Statements;

               (c)  Resolutions of Board of Directors approving Plan;

               (d)  Consent   of   Shareholders  approving   Plan   -   All
                    shareholders consented by executing Agreement and Plan of Merger;

               (e) A schedule showing the name and location of each bank or other institution with which Graduated Plastics has an account;

               (f)  A schedule setting forth all material contracts;

               (g) A schedule setting forth the shareholders, together with the number of shares owned beneficially or of record by each (also attached as Exhibit A);

               (h) Officers' Certificate as required by Section 7.2 of the Plan;

               (i)  Patents Pending;

               (j)  Certificate of Good Standing

                           Section 5

                       Special Covenants

          5.1     Resignation  of  Directors.   At  the  Closing,  all   of
Millennium's  current  officers  and  directors  will  resign  from   their
respective positions, in seriatim.

          5.2 Graduated Plastics Information Incorporated in Millennium's Reports. Graduated Plastics represents and warrants to Millennium that all the information furnished under this Plan shall be true and correct in all material respects and that there is no omission of any material fact required to make the information stated not misleading. Graduated Plastics agrees to indemnify and hold Millennium harmless, including each of its Directors and Officers, and each person, if any, who controls such party, under any applicable law from and against any and all losses, claims, damages, expenses or liabilities to which any of them may become subject under applicable law, or reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based on any untrue statement, or omission of a material fact contained in such information delivered hereunder.

          5.3 Millennium Information Incorporated in Graduated Plastics's Reports. Millennium represents and warrants to Graduated Plastics that all the information furnished under this Plan shall be true and correct in all material respects and that there is no omission of any material fact required to make the information stated not misleading. Millennium and the current officers and directors of Millennium agree to indemnify and hold Graduated Plastics harmless, including each of its Directors and Officers, and each person, if any, who controls such party, under any applicable law from and against any and all losses, claims, damages, expenses or liabilities to which any of them may become subject under applicable law, or reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based on any untrue statement, or omission of a material fact contained in such information delivered hereunder.
          5.4 Special Covenants and Representations Regarding the Exchanged Millennium Stock. The consummation of this Plan and the transactions herein contemplated, including the issuance of the Millennium shares in exchange for one hundred percent (100%) of the issued and outstanding shares of Graduated Plastics to the Shareholders constitutes the offer and sale of securities under the Securities Act and the applicable state statutes, which depend, inter alia, on the circumstances under which the Shareholders acquire such securities. Millennium intends to rely on the exemption of the registration provision of Section 5 of the Securities Act as provided for under Section 4.2 of the Securities Act of 1933, which states "transactions not involving a public offering", among others. Each Shareholder upon submission of his Graduated Plastics shares and the receipt of the Millennium shares exchanged therefor, shall execute and deliver to Millennium a letter of investment intent to indicate, among other representations, that the Shareholder is exchanging the Graduated Plastics shares for Millennium shares for investment purposes and not with a view to the subsequent distribution thereof. A proposed Investment Letter is attached hereto as Exhibit B and incorporated herein by reference for the general use by the Shareholders, as they may determine.

          5.5 Action Prior to Closing. Upon the execution hereof until the Closing date,

               (a) Graduated Plastics and Millennium will (i) perform all of their obligations under material contracts, leases, insurance policies and/or documents relating to their assets and business; (ii) use their best efforts to maintain and preserve their business organization intact, to retain their key employees, and to maintain its relationship with existing potential customers and clients; and (iii) fully comply with and perform in all material respects all duties and obligations imposed on them by all federal and state laws and all rules, regulations, and orders imposed by all federal or state governmental authorities.

               (b) Neither Graduated Plastics nor Millennium will (i) make any change in their Articles of Incorporation or Bylaws except and unless as contemplated pursuant to Section 3 and Section 5 of this Plan; (ii) enter into or amend any contract, agreement, or other instrument of the types described in the parties' schedules, except that a party may enter into or amend any contract or other instrument in the ordinary course of business involving the sale of goods or services, provided that such contract does not involve obligations in excess of $10,000.

                           Section 6

             Conditions Precedent to Obligations of
            Graduated Plastics and the Shareholders

          All obligations of Graduated Plastics and the Shareholders under this Plan are subject to the satisfaction, on or before the Closing date, except as otherwise provided for herein, or waived or extended in writing by the parties hereto, of the following conditions:

          6.1 Accuracy of Representations. The representations and warranties made by Millennium in this Plan were true when made and shall be true as of the Closing date (except for changes therein permitted by this Plan) with the same force and effect as if such representations and warranties were made at and as of the Closing date; and, Millennium shall have performed and complied with all aspects of this Agreement, unless waived or extended in writing by the parties hereto. Graduated Plastics shall have been furnished with a certificate, signed by a duly authorized executive officer of Millennium and dated the Closing date, to the foregoing effect.

          6.2 Officers' Certificate. Graduated Plastics and the Shareholders shall have been furnished with a certificate dated the Closing date and signed by a duly authorized executive officer of Millennium, to the effect that no litigation, proceeding, investigation, claim, demand or inquiry is pending, or to the best knowledge of Millennium, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Plan, or which might result in any material adverse change in the assets, properties, business, or operations of Millennium, and that this Agreement has been complied with in all material respects.

          6.3 No Material Adverse Change. Prior to the Closing date, there shall have not occurred any material adverse change in the financial condition, business or operations of Millennium, nor shall any event have occurred which, with lapse of time or the giving of notice or both, may cause or create any material adverse change in the financial condition, business or operations of Millennium, except as otherwise disclosed to Graduated Plastics.

          6.4 Opinion of Counsel of Millennium. Millennium shall furnish to Graduated Plastics and the Shareholders an opinion dated as of the Closing date and in form and substance satisfactory to Graduated Plastics and the Shareholders to the effect that:

               (a) Millennium is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and with all requisite corporate power to perform its obligations under this Plan.

               (b) The business of Millennium, as presently conducted, including, upon the consummation hereof, the ownership of all of the issued and outstanding shares of Graduated Plastics, does not require it to register it to do business as a foreign corporation on any jurisdiction other than under the jurisdiction of its Articles of Incorporation or Bylaws and Millennium has complied to the best of its knowledge in all material respects with all the laws, regulations, licensing requirements and orders applicable to its business activities and has filed with the proper authorities, including the Department of Commerce, Division of Corporations, and Secretary of State for the State of Nevada, all statements and reports required to be filed.

               (c) The authorized and outstanding capital stock of Millennium as set forth in Section 3.2 above, and all issued and outstanding shares have been duly and validly authorized and issued and are fully paid and non-assessable.

               (d) There are no material claims, suits or other legal proceedings pending or threatened against Millennium of any court or before or by any governmental body which might materially effect the business of Millennium or the financial condition of Millennium as a whole and no such claims, suits or legal proceedings are contemplated by governmental authorities against Millennium.

               (e) To the best knowledge of such counsel, the consummation of the transactions contemplated by this Plan will not violate or contravene the provisions of the Certificate of Incorporation or Bylaws of Millennium, or any contract, agreement, indenture, mortgage, or order by which Millennium is bound.

               (f) This Plan constitutes a legal, valid and binding obligation of Millennium enforceable in accordance with its terms, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, or similar law effecting creditors' rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or law).

               (g) The execution and delivery of this Plan and the consummation of the transactions contemplated hereby have been ratified by a majority of the Shareholders of Millennium and have been duly authorized by its Board of Directors.

               (h) Millennium has not, nor will it undertake any action, the result of which would endanger the tax-free nature of the Plan.

          6.5 Good Standing. Graduated Plastics shall have received a Certificate of Good Standing from the State of Nevada, dated within ninety
(90) days prior to Closing, but in no event later than ten days subsequent to the execution hereof certifying that Millennium is in good standing as a corporation in the State of Nevada.

          6.6 Other Items. Graduated Plastics and the Shareholders shall have received such further documents, certifications or instruments relating to the transactions contemplated hereby as Graduated Plastics and the Shareholders may reasonably request.

                           Section 7

       Conditions Precedent to Obligations of Millennium

          All obligations of Millennium under this Plan are subject, at its option, to the fulfillment, before the Closing, of each of the following conditions:

          7.1 Accuracy of Representations. The representations and warranties made by Graduated Plastics and the Shareholders under this Plan were true when made and shall be true as of the Closing date (except for changes therein permitted by this Plan) with the same force and effect as if such representations and warranties were made at and as of the Closing date; and, Millennium shall have performed and complied with all aspects of this Agreement, unless waived or extended in writing by the parties hereto. Millennium shall have been furnished with a certificate, signed by a duly authorized executive officer of Graduated Plastics and dated the Closing date, to the foregoing effect.

          7.2 Officers' Certificate. Millennium shall have been furnished with a certificate dated the Closing date and signed by a duly authorized executive officer of Graduated Plastics, to the effect that no litigation, proceeding, investigation, claim, deed, or inquiry is pending, or to the best knowledge of Graduated Plastics, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Plan, or which might result in any material adverse change in the assets, properties, business, or operations of Graduated Plastics, and that this Agreement has been complied with in all material respects.

          7.3 No Material Adverse Change. Prior to the Closing date, there shall have not occurred any material adverse change in the financial condition, business or operations of Millennium, nor shall any event have occurred which, with lapse of time or the giving of notice or both, may cause or create any material adverse change in the financial condition, business or operations of Graduated Plastics, except as otherwise disclosed to Millennium.

          7.4 Dissenters' Rights Waived. Shareholders representing one hundred percent (100%) of the issued and outstanding shares of Graduated Plastics, and each of them, have agreed and hereby waive any dissenters' rights, if any, under the laws of the State of Nevada in regards to any objection to this Plan as outlined herein and otherwise consent to and agree and authorize the execution and consummation of the within Plan in accordance to the terms and conditions of this Plan by Graduated Plastics.

          7.5 Other Items. Millennium shall have received such further documents, certifications or instruments relating to the transactions contemplated hereby as Millennium may reasonably request.

          7.6 Execution of Investment Letter. The Shareholders shall have executed and delivered copies of Exhibit B to Millennium.

                           Section 8

                          Termination

          8.1 Termination by Graduated Plastics or the Shareholders. This Plan may be terminated at any time prior to the Closing date by action of Graduated Plastics or the Shareholders, if Millennium shall fail to comply in any material respect with any of the covenants or agreements contained in this Plan, or if any of its representations and warranties contained herein shall be inaccurate in any material respect.

          8.2 Termination by Millennium. This Plan may be terminated at any time prior to the Closing date by action of Millennium if Graduated Plastics shall fail to comply in any material respect with any of the covenants or agreements contained in this Plan, or if any of its representations or warranties contained herein shall be inaccurate in any material respect.

          8.3  Termination by Mutual Consent

               (a) This Plan may be terminated at any time prior to the Closing date by mutual consent of Millennium, expressed by action of its Board of Directors, Graduated Plastics or the Shareholders.
               (b) If this Plan is terminated pursuant to Section 8, this Plan shall be of no further force and effect and no obligation, right or liability shall arise hereunder. Each party shall bare its own costs in connection herewith.

                           Section 9
                  Shareholders' Representative

          The Shareholders hereby irrevocably designate and appoint Paul Branagan, as their agent and attorney in fact (the "Shareholders' Representative") with full power and authority until the Closing to execute, deliver and receive on their behalf all notices, requests and other communications hereunder; to fix and alter on their behalf the date, time and place of the Closing; to waive, amend or modify any provisions of this Plan and to take such other action on their behalf in connection with this Plan, the Closing and the transactions contemplated hereby as such agent deems appropriate; provided, however, that no such waiver, amendment or modification may be made if it would decrease the number of shares to be issued to the Shareholders under Section 1 hereof or increase the extent of their obligation to Millennium hereunder, unless agreed in writing by the Shareholders.

                           Section 10
                       General Provisions

          10.1 Further Assurances. At any time, and from time to time, after the Closing date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of the Plan.

          10.2 Consolidated Financial Statements. As soon as practicable after the closing Graduated Plastics and the Shareholders shall cause to have consolidated financial statements prepared.

          10.3 Payments of Costs and Fees. Millennium and Graduated Plastics shall each bear their own costs and expenses, including any legal and accounting fees in connection with the negotiation, execution and consummation of the Plan.

          10.4   Press  Release and Shareholders' Communications.   On  the
date of Closing, or as soon thereafter as practicable, Graduated Plastics and the Shareholders shall cause to have promptly prepared and disseminated a news release concerning the execution and consummation of the Plan, such press release and communication to be released promptly and within the time required by the laws, rules and regulations as promulgated by the United States Securities and Exchange Commission, and concomitant therewith to
cause   to   be  prepared  a  full  and  complete  letter  to  Millennium's shareholders which shall contain information required by Regulation 240.14f-1 as promulgated under Section 14(f) as mandated under the Securities and Exchange Act of 1934, as amended.

          10.5 Notices. All notices and other communications required or permitted hereunder shall be sufficiently given if personally delivered, sent by registered mail, or certified mail, return receipt requested, postage prepaid, or by facsimile transmission addressed to the following parties hereto or at such other addresses as follows:

If to Millennium:             Millennium Plastics Corporation
                              525 South 300 East
                              Salt Lake City, Utah 84111

With a copy to:               Daniel W. Jackson, Esq.
                              525 South 300 East
                              Salt Lake City, Utah 84111

If to Graduated Plastics:     Graduated Plastics, Inc.
                              5631 Pecos
                              Las Vegas, Nevada 89120

If to the Shareholders:       Paul Branagan
                              5631 Pecos
                              Las Vegas, Nevada 89120

or at such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, sent by facsimile transmission, or telegraphed.

          10.6 Entire Agreement. This Plan represents the entire agreement between the parties relating to the subject matter hereof, including any previous letters of intent, understandings, or agreements between Millennium, Graduated Plastics and the Shareholders with respect to the subject matter hereof, all of which are hereby merged into this Plan, which alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. Excepting the foregoing agreement, there are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

          10.7 Governing Law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, except to the extent preempted by federal law, in which event (and to that extent only) federal law shall govern.

          10.8 Tax Treatment. The transaction contemplated by this Plan is intended to qualify as a "tax-free" reorganization under the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. Graduated Plastics and Millennium acknowledge, however, that each are being represented by their own tax advisors in connection with this transaction, and neither has made any representations or warranties to the other with respect to treatment of such transaction or any part or effect thereof under applicable tax laws, regulations or interpretations; and no attorney's opinion or tax revenue ruling has been obtained with respect to the tax consequences of the transactions contemplated by the within Plan.

          10.9 Attorney Fees. In the event that any party prevails in any action or suit to enforce this Plan, or secure relief from any default hereunder or breach hereof, the nonprevailing party or parties shall reimburse the prevailing party or parties for all costs, including reasonable attorney fees, incurred in connection therewith.

          10.10 Amendment of Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently or separately, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, therefore, or thereafter occurring or existing. Any time prior to the expiration of thirty (30) days from the date hereof, this Plan may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Plan may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

          10.11 Counterparts. This Plan may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which together shall constitute one and the same instruments.

          10.12   Headings.   The section and subsection headings  in  this
Plan are inserted for convenience only and shall not effect in any way the meaning or interpretation of the Plan.

          10.13 Parties in Interest. Except as may be otherwise expressly provided herein, all terms and provisions of this Plan shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, beneficiaries, personal and legal representatives, and assigns.

          IN WITNESS WHEREOF, the parties have executed this Plan and Agreement of Merger effective the day and year first set forth above.


                              MILLENNIUM PLASTICS CORPORATION
Attest:

_____________________       By/s/ Donald Mayor
                              Its President


                              GRADUATED PLASTICS, INC.

Attest:

_____________________         By /s/ Paul Branagan
                              Its President


                              SHAREHOLDERS
Attest:

_____________________         By /s/ Carole Grieco
                                  Carole Grieco

Attest:

_____________________         By /s/ Bradley Grieco
                                  Bradley Grieco

Attest:

_____________________         By /s/ Jefferey Grieco
                                  Jefferey Grieco

Attest:

_____________________         By /s/ Gary Grieco
                                  Gary Grieco

Attest:

_____________________         By /s/ Paul Branagan
                                       Paul Branagan


Attest:

_____________________         By /s/ Gregory Grieco
                                  Gregory Grieco

Attest:

_____________________         By /s/ James and Diane Arnold
                                  James And Diane Arnold

Attest:

_____________________         By /s/ Kathleen Colquhoun
                                  Kathleen Colquhoun

Attest:


_____________________         By /s/ Donato Grieco
                                       Donato Grieco

Attest:

_____________________         By /s/ Connie Ross
                                   Connie Ross

Attest:

_____________________         By /s/ Michael Burnstein
                                   Michael Burnstein
Attest:


_____________________         By /s/ David Lorenz
                                   David M. Lorenz
Attest:


_____________________         By /s/ John Miller
                                   John Miller


                              Augeous Partners
Attest:

_____________________         By /s/ Augeous Partners

                              Transint Consutancy & Holdings
Attest:

_____________________         By /s/ Transint Consutancy & Holdings


                              Willow Holdings
Attest:

_____________________         By /s/ Willow Holdings

                              Event Management Incentives
Attest:

_____________________         By /s/ Event Management Incentives


                              Kidakus Consulting S.A.
Attest:

_____________________         By /s/ Kidakus Consulting

        NAME AND LOCATION OF GRADUATED PLASTICS, INC.'S
                          BANK ACCOUNT




BANK OF AMERICA
P.O. BOX 798
WIKTCHITA, KS 67201

SIGNER: PAUL BRANAGAN

         SHAREHOLDERS OF GRADUATED PLASTICS CORPORATION





Name                               Shares
Carole Grieco                         100,000
Bradley Grieco                         50,000
Jefferey Grieco                        50,000
Gary Grieco                            50,000
Paul Branagan                         250,000
Gregory Grieco                         25,000
James And Diane Arnold                 50,000
Kathleen Colquhoun                     25,000
Donato Grieco                         100,000
Connie Ross                            50,000
Event Management Incentives           100,000
Kidakus Consulting S.A.             1,200,000
Transint Consutancy & Holdings        500,000
Willow Holdings                       400,000
Michael Burnstein                     600,000
David M. Lorenz                       600,000
John Miller                           600,000
Augeous Partners                      600,000

                         TOTAL     6,050,000 Shares

                           EXHIBIT A


                              Graduated Plastics       Public Company
Name                               Shares                   Shares
Carole Grieco                     100,000
Bradley Grieco                     50,000
Jefferey Grieco                    50,000
Gary Grieco                        50,000
Paul Branagan                     250,000
Gregory Grieco                     25,000
James And Diane Arnold             50,000
Kathleen Colquhoun                 25,000
Donato Grieco                     100,000
Connie Ross                        50,000
Event Management Incentives       100,000
Kidakus Consulting S.A.         1,200,000
Transint Consutancy & Holdings    500,000
Willow Holdings                   400,000
Michael Burnstein                 600,000
David M. Lorenz                   600,000
John Miller                       600,000
Augeous Partners                  600,000

TOTAL                           6,050,000
